EXHIBIT 10.2

PROMISSORY NOTE

$750,000                                 Fremont, California
                                         July 21, 1999


        FOR VALUE RECEIVED, the undersigned David D. French (the "Borrower") promises to pay to the order of CIRRUS LOGIC, INC., a Delaware corporation (the "Company"), the principal sum of $750,000 loaned to the undersigned as a personal loan on July 21, 1999. Interest will be charged at a rate of 5.82% per annum.

        This Note shall be secured by 90,000 shares of Cirrus Logic Common Stock registered in the name of the Borrower (the "Escrow Shares"). Such shares shall be held in the Cirrus Logic Escrow Account at the Company's Transfer Agent, Boston EquiServe, and shall be released upon payment of this Note.

        The loan, plus accrued interest, shall be due and payable five years from the date of this Note.

        In the event the Borrower defaults in the payment of the principal when due pursuant to the terms hereof, the Company shall have the option without demand or notice, to declare the entire balance of this loan to be immediately due and payable and shall sell the Escrow Shares on behalf of the Borrower to cover the amount of the loan. Any taxes incurred in the sale of such shares shall be the responsibility of the Borrower.

        Upon termination of employment of the Borrower with the Company, whether voluntary or involuntary, and whether with or without cause, or at any time the undersigned ceases to be an active employee, any unpaid balance on the loan will become due and payable 180 days following the Borrower's date of termination. In the event that full repayment has not been made as stated, the Borrower authorizes the Company to sell the Escrow Shares on his behalf and apply the proceeds against the balance of this loan.

        If any action is required to collect the outstanding balance, the undersigned agrees to reimburse the Company for any out-of-pocket expenses, court costs and reasonable attorneys' fees incurred for this purpose.

        This Note may be repaid at any time.


EMPLOYEE:                                COMPANY:
                                         CIRRUS LOGIC, INC.
                                         a Delaware corporation

/S/DAVID D. FRENCH                       By: /S/GLENN C. JONES
David D. French                          Glenn C. Jones
                                         Vice President and Chief
                                         Financial Officer